                                                                     EXHIBIT 3.3


                              AMENDMENT NO. 1 TO
                          AMENDED AND RESTATED LIMITED
                           LIABILITY COMPANY AGREEMENT

         AMENDMENT NO. 1 TO THE AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT (this "Amendment"), dated as of October 19, 2000 to the Amended and Restated Limited Liability Company Agreement of Cedar Brakes I, L.L.C., dated as of September 11, 2000 (the "Amended and Restated LLC Agreement") by Mesquite Investors, L.L.C. (the "Member"), as sole Member of Cedar Brakes I, L.L.C. (the "Company").

                                   WITNESSETH:

         WHEREAS, the Company was formed by the Member as its sole member by the filing of a Certificate of Formation and the execution of the Cedar Brakes I, L.L.C. Limited Liability Company Agreement on March 6, 2000 (the "Original Agreement");

         WHEREAS, the Original Agreement was amended and restated by the Member in the Amended and Restated LLC Agreement; and

         WHEREAS, the Member desires to amend a certain provision of the Amended and Restated LLC Agreement as provided herein;

         NOW, THEREFORE, in consideration of the premises contained herein and for other good and valuable consideration receipt of which is hereby acknowledged, the Member hereby agrees as follows:

         1. Defined Terms. Unless otherwise defined herein, terms defined in the Amended and Restated LLC Agreement shall have such defined meanings when used herein.

         2. Amendment of Article VI of the Amended and Restated LLC Agreement.
(a) Article VI of the Amended and Restated LLC Agreement is hereby amended by deleting paragraph (c) of said Article VI and replacing it with the following paragraph:

         "(c) AUTHORITY OF CLASS B MANAGERS.

         Except as provided in Section 6.01(c)(ii), the Class B Managers, in his or her capacity as Class B Managers, shall not exercise any power over and shall not be responsible for the following: (A) the management, conduct or control of the business, operations or affairs of the Company; (B) the management or operation of any Company property; or (C) any actions for or on behalf of the Company that would bind the Company or incur any expenditures on behalf of or with respect to the Company. When voting on those matters set forth in Section 6.01(c)(ii) hereof, the Class B Managers shall take into account the interests of the holders of the Indebtedness issued pursuant to the Indenture.

         (i) The Company shall not, without the unanimous vote of the Class A Managers present and the Class B Manager:

                  (A) institute or cause to be instituted any proceeding seeking to adjudicate the Company bankrupt or insolvent, or seek a liquidation, winding up, reorganization, dissolution, arrangement, adjustment, protection, relief or composition of the Company or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seek or consent to the entry of an order for relief or the appointment of a receiver, trustee, liquidator, assignee, sequestrator, custodian or other similar official for it or for any substantial part of its property, consent to the filing of any bankruptcy or other similar proceeding or admit in writing the Company's inability to pay its debts generally as they become due, or seek an assignment of property for the benefit of creditors, or take any action that might reasonably cause the Company to become insolvent, or take any action in furtherance of any of the foregoing;

                  (B) dissolve, liquidate, consolidate or merge the Company into any other corporation, business trust or association, real estate investment trust, limited liability company, partnership, common law trust, unincorporated business or entity;

                  (C) amend, or consent to the waiver of compliance by the Company with, Sections 2.01, 2.02, 2.05, 5.01, 6.01(b), 6.01(c), and 8.01 of
this Agreement; or

(D) engage in any business or activity other than as set forth in Section 2.07."


         5. Limited Effect. Except as expressly amended hereby, all of the provisions of the Amended and Restated LLC Agreement shall continue to be, and shall remain, in full force and effect in accordance with their terms.

         6. Binding Effect. This Amendment shall become effective when it shall have been executed by the Member.

         7. GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO ITS CONFLICT OF LAW PRINCIPLES.

         IN WITNESS WHEREOF, the Member has caused this Amendment to be duly executed as of the date and year first above written.

                         By:  MESQUITE INVESTORS, L.L.C.
                              its Sole Member

                              By: CHAPARRAL INVESTORS, L.L.C.
                                  its Sole Member

                                  By: El PASO CHAPARRAL INVESTORS, L.L.C.
                                      its Managing Member

                                      By: El PASO CHAPARRAL
                                          HOLDING COMPANY
                                          its Sole Member




                                      By: /s/ THOMAS G. KILGORE
                                         --------------------------------
                                         Name:  Thomas G. Kilgore
                                         Title: Attorney-in-fact

                                        3